SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CRAZY WOMAN CREEK

                    GAMCO INVESTORS, INC.
                                 1/31/01            2,500            13.9375
                                 1/30/01            1,100            13.7273
                                 1/24/01              500            13.5000
                                 1/18/01              500            13.0000
                                 1/17/01            4,800            12.9375
                                 1/16/01              200            12.5000
                    GABELLI ADVISERS, INC.
                                 1/18/01              100            13.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.